UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2016

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

5 Merchant Square
North Wharf Road
London, W2 1AY
United Kingdom
(Address of Principal Executive Offices)

(44) 203 786 5275
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2016, LivaNova PLC ("LivaNova") issued a press release announcing a refined business implementation model and related organizational structure designed to strengthen execution and accountability of its business units, to promote collaboration across the global organization and support long-term profitable growth (the "Realignment").

Gutedel 2016 Amendment Agreement

In conjunction with the announced Realignment, Mr  Jacques Gutedel, LivaNova's current President, Intercontinental, and one of its "named executive officers," on 6 July 2016 entered into an agreement with LivaNova Switzerland S.A, a subsidiary of LivaNova (the "2016 Amendment Agreement") to amend Mr Gutedel's existing employment agreement dated 1 March 2009.  The 2016 Amendment Agreement provides for Mr. Gutedel to receive an annual base salary of CHF 500,000 and an opportunity to earn an annual discretionary bonus with a target of 75% of Mr. Gutedel's annual base salary, subject to the achievement of certain prescribed performance objectives of the Company pursuant to LivaNova's Annual Executive Bonus Plan.

Mr. Gutedel will continue to receive a car allowance of €2,100 per month and pension contributions equal to 18.5% of his base salary.  As an inducement for his continued service to LivaNova, the 2016 Amendment Agreement provides for a payment (the "Payment") in a total amount equal to CHF 1,500,400, payable in three installments between July 1, 2018 and July 1, 2020, subject to his continued employment with LivaNova.  In the event that Mr. Gutedel is terminated without good cause, or if his responsibilities are materially diminished within two years following a change of control, the balance of the Payment will become due.  All other material terms of Mr Gutedel's employment terms remain unchanged.

Retirement of a Named Executive Officer

As disclosed in the press release of the date hereof, Mr. Michel Darnaud, presently LivaNova's President, Cardiac Surgery, has indicated to LivaNova his intention to retire following the successful implementation of the Realignment. Mr. Darnaud's retirement is expected to take effect in the first quarter of 2017.

Item 8.01 Other Events

Further information regarding the Realignment is set forth in the press release filed herewith as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

99.1 Press Release issued by LivaNova PLC on July 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: July 6, 2016	By:	/s/ Catherine Moroz
	Name:	Catherine Moroz
	Title	Deputy Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by LivaNova PLC dated July 6, 2016